                                                                      EXHIBIT 12
                                                                      ----------



                      THE LIMITED, INC. AND SUBSIDIARIES

                      RATIO OF EARNINGS TO FIXED CHARGES

                       (Thousands except ratio amounts)



                                                                 Twenty-Six Weeks Ended
                                                        -----------------------------------------
                                                              August 1,             August 2,
                                                                1998                  1997
                                                        ---------------------  ------------------
Adjusted Earnings
-----------------
Income, excluding gain on split-off of
 Abercrombie & Fitch, before income taxes                     $200,410                $ 97,447

Portion of minimum rent ($366,398 in 1998 and
 $373,445 in 1997) representative of interest                  122,133                 124,582

Interest on indebtedness                                        32,155                  32,819

Minority interest                                               20,541                  16,279
                                                        --------------          --------------
 Total earnings as adjusted                                   $375,239                $271,127
                                                        ==============          ==============
Fixed Charges
-------------

Portion of minimum rent representative
 of interest                                                  $122,133                $124,582

Interest on indebtedness                                        32,155                  32,819
                                                        --------------          --------------

 Total fixed charges                                          $154,288                $157,401
                                                        ==============          ==============
Ratio of earnings to fixed charges                               2.43x                   1.72x
                                                        ==============          ==============
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